UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2013

EXTERRAN PARTNERS, L.P.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 836-7000

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Incentive Program for 2013

On February 21, 2013, the compensation committee of the board of directors of Exterran Holdings, Inc. (the “Exterran Holdings compensation committee”) adopted a short-term incentive program (the “2013 Incentive Program”) to provide the short-term cash incentive compensation element of Exterran Holdings’ and our total direct compensation program for this year.  The Exterran Holdings compensation committee set the cash incentive target under the 2013 Incentive Program for each of the following individuals, our Named Executive Officers, as a specified percentage of his base salary:

Executive Officer	Title	2013 Cash Incentive Target (% of base salary)
D. Bradley Childers	President and Chief Executive Officer	100
David S. Miller	Senior Vice President and Chief Financial Officer	50
Joseph G. Kishkill	Senior Vice President	70
Daniel K. Schlanger	Senior Vice President	70
Donald C. Wayne	Senior Vice President and General Counsel	65

Each Named Executive Officer’s potential cash incentive payout ranges from 0% to 200% of his target, as may be adjusted by the Exterran Holdings compensation committee in its discretion.

Actual payouts under the 2013 Incentive Program will be based on the Exterran Holdings compensation committee’s assessment of our performance for 2013 relative to one or more of the following performance indicators, as well as such other factors or criteria that the Exterran Holdings compensation committee in its discretion deems appropriate:

•	Exterran Holdings’ financial performance, including EBITDA, as adjusted;
•	Exterran Holdings’ safety, to be assessed by specific corporate, regional and group metrics, including the incident rate for recordable injuries;
•	Service quality, to be assessed by various regional and group metrics for measuring and enhancing customer service, including equipment service availability; and
•	People, to be assessed by successful implementation of various regional and group initiatives intended to optimize and enhance Exterran Holdings’ company culture.

The Exterran Holdings compensation committee intends to award performance-based short-term incentive compensation under the 2013 Incentive Program based on its assessment of: (1) for all Named Executive Officers, overall Exterran Holdings company financial performance, including EBITDA, as adjusted, (2) for Messrs. Kishkill and Schlanger, each officer’s operating unit performance relative to the performance indicators, (3) for Messrs. Miller and Wayne, the performance of Exterran Holdings’ corporate services unit based upon an assessment of the company’s other operating units, (4) each officer’s individual contribution toward Exterran Holdings’ company and/or operating unit performance, including his demonstrated leadership and implementation of Exterran Holdings’ business strategy, (5)  the recommendations of our Chief Executive Officer (other than with respect to himself), and (6) any other factors or criteria that the Exterran Holdings compensation committee may choose to consider, in its discretion. No specific weight will be given to any of these factors. The Exterran Holdings compensation committee has reserved the right to modify the list of performance indicators, as well as target levels of one or more of these indicators, in its discretion based on internal and external developments during the course of 2013.

We anticipate that awards earned under the 2013 Incentive Program for the year ending December 31, 2013 will be determined and paid in the first quarter of 2014. Pursuant to the terms of an omnibus agreement between us, our general partner, Exterran Holdings and others (the “Omnibus Agreement”), we will reimburse Exterran Holdings for that portion of our Named Executive Officers’ compensation, including any 2013 short-term incentive compensation awarded under the 2013 Incentive Program, allocated to us.

Adjustments to Base Salaries for 2013

On February 21, 2013, the Exterran Holdings compensation committee set the 2013 annual base salaries of our Named Executive Officers as follows:

Executive Officer	Title	2013 Base Salary ($)
D. Bradley Childers	President and Chief Executive Officer	650,000
David S. Miller	Senior Vice President and Chief Financial Officer	288,400
Joseph G. Kishkill	Senior Vice President	355,000
Daniel K. Schlanger	Senior Vice President	365,000
Donald C. Wayne	Senior Vice President and General Counsel	350,000

We anticipate that adjustments to base salaries will be effective in late March 2013.  Pursuant to the terms of the Omnibus Agreement, we will reimburse Exterran Holdings for that portion of our Named Executive Officers’ compensation, including the 2013 base salaries, allocated to us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

(Registrant)

February 26, 2013	By:	/s/ David S. Miller
David S. Miller
Senior Vice President and Chief Financial Officer

4